UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2008

Entorian Technologies Inc.

(Exact name of registrant as specified in its charter)

000-50553

(Commission File Number)

Delaware	56-2354935
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

8900 Shoal Creek Blvd, Suite 125

Austin, Texas 78757

(Address of principal executive offices, with zip code)

(512) 454-9531

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 17, 2008, Entorian Technologies Inc. (the “Company”) issued a press release announcing its preliminary first quarter 2008 revenue and second quarter 2008 revenue guidance. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The press release contains forward-looking statements regarding Entorian and cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

The information in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Director

Harvey B. (Berry) Cash retired from the Company’s Board of Directors effective April 17, 2008. The Company has commenced a search for an independent director to replace Mr. Cash. The Company currently is not in compliance with NASDAQ Marketplace Rule 4350(d)(2)(A) as a result of Mr. Cash’s retirement, leaving only two independent directors on the Company’s Audit Committee, but the Company expects to be in compliance by the end of the cure period permitted by NASDAQ Marketplace Rule 4350(d)(4)(B).

Employment Agreement

On April 17, 2008, the Company amended its Executive Employment Agreement with Wayne R. Lieberman, its President and Chief Executive Officer. The agreement was amended to extend the term for an additional three years; to provide for the vesting of certain stock options in the event of a change of control and in the event of termination without cause (as defined in the agreement); to pay for the cost of Mr. Lieberman’s medical insurance premiums for one year following termination without cause; to increase to $10,000 the amount that Mr. Lieberman may be reimbursed for certain life insurance; to allow for an additional 18 months to exercise stock options following termination without cause; as well as to include language to address Section 409A of the Internal Revenue Code. In addition, Mr. Lieberman’s title was changed from President and Chief Executive Officer to Chief Executive Officer.

Increase in Stock Option Pool

At the Annual Meeting of Stockholders held on April 17, 2008, Entorian’s stockholders approved an increase of the number of shares of the Company’s authorized common stock reserved for issuance under its 2003 Stock Option Plan by 3.5 million shares, which increase had previously been approved by the Company’s Board of Directors in March 2008. All employees of the Company, including its executive officers, are eligible to receive grants under this plan.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

10.1	Amended and Restated Employment Agreement of Wayne R. Lieberman dated April 17, 2008

10.2	Amended and Restated 2003 Stock Option Plan

99.1.	Press Release issued April 17, 2008, announcing, among other things, 2008 first quarter preliminary revenue

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTORIAN TECHNOLOGIES INC.

Date: April 17, 2008	By:	/s/ Stephanie Lucie
Stephanie Lucie
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.

10.1	Amended and Restaed Employment Agreement of Wayne R. Lieberman dated April 17, 2008

10.2	Amended and Restated 2003 Stock Option Plan

99.1.	Press Release issued April 17, 2008, announcing, among other things, 2008 first quarter preliminary revenue